UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

Apollo Debt Solutions BDC

(Exact name of Registrant as specified in its charter)

Delaware	814-01424	86-1950548
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9 West 57th Street New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 515-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sale of Equity Securities

As of July 1, 2024, Apollo Debt Solutions BDC (the “Fund,” “ADS,” “we” or “our”) sold unregistered Class I common shares of beneficial interest (“Class I Common Shares”) (with the final number of shares being determined on July 22, 2024) to feeder vehicles primarily created to hold the Fund’s Class I Common Shares. The offer and sale of these Class I Common Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Amount of Class I Common Shares	Consideration
As of July 1, 2024 (number of shares finalized on July 22, 2024)	8,553,248	$212,947,652

Item 7.01.	Regulation FD Disclosures

July 2024 Distributions

On July 22, 2024, the Fund declared distributions for each class of its common shares of beneficial interest (the “Shares”) in the amount per share set forth below:

	Gross Distribution	Previously Declared Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.1800	$0.0200	$0.0000	$0.2000
Class S Common Shares	$0.1800	$0.0200	$0.0179	$0.1821
Class D Common Shares	$0.1800	$0.0200	$0.0053	$0.1947

The distributions for each class of Shares are payable to shareholders of record as of the open of business on July 31, 2024 and will be paid on or around August 27, 2024. These distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

On June 21, 2024, the Fund announced that its Board of Trustees declared special distributions totaling $0.06 per share to be distributed in three consecutive monthly payments of $0.02 per share. Payments will be made to shareholders of record as of July 31, 2024, August 30, 2024 and September 30, 2024, on or around August 27, 2024, September 26, 2024 and October 29, 2024, respectively. The special distributions will be paid in cash or reinvested in shares of the Fund for shareholders participating in the Fund’s distribution reinvestment plan.

Portfolio and Business Commentary

(All figures as of June 30, 2024, unless otherwise noted)

For the month ended June 30, 2024, the Fund’s net asset value (“NAV”) per share was $24.90, compared to $24.90 as of May 31, 2024. The Fund’s 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through June 30, 2024 for Class I Common Shares were 0.79%, 2.64%, 6.09%, 13.18% and 8.64%, respectively (inception date was January 7, 2022).1 As of July 22, 2024, the Fund’s annualized distribution rate, including the distribution declared on July 22, 2024 and the special distribution announced on June 21, 2024 was 9.64% (for Class I Common Shares).2

During the first half of 2024, ADS originated approximately $4.1 billion of private debt investments, with a focus on large cap issuers. In the first six months of 2024, the Fund’s new directly originated investments funded had a weighted average spread of 552 basis points. As of June 30, 2024, approximately 100% of the Fund’s new directly originated investments funded were first lien and approximately 97% were floating rate. As of June 30, 2024, the weighted average yield at amortized cost of the Fund’s overall portfolio was 10.94%.3

As of June 30, 2024, our portfolio was approximately $11.0 billion based on fair market value across 261 portfolio companies and 52 industries. Our portfolio consisted of approximately 100% first lien debt investments and approximately 97% floating rate debt investments based on fair market value. The weighted average EBITDA of our directly originated debt investments was $217 million4, and the portfolio’s overall weighted-average net loan-to-value, weighted-average net leverage, and interest coverage were 39%, 4.5x, and 2.3x, respectively.5 As of June 30, 2024, there was one issuer on non-accrual status, which represented approximately <0.01% of the overall portfolio based on fair market value.

As of June 30, 2024, the Fund’s net leverage ratio was 0.59x6, and we had approximately $1.3 billion of excess availability under our secured funding facilities.7

Select Recent Transaction Highlights

Ardagh Investments Holdings Sarl

In June 2024, Apollo served as the Sole Lead Arranger on a €790mm first lien term loan to Ardagh Investment Holdings Sarl (“AIHS”), a subsidiary of Ardagh Group SA. AIHS in turn owns Ardagh Metal Packaging, a global metal beverage packaging company. The loan proceeds were used to refinance a 2025 bond maturity. Due to our strong relationship with AIHS, Apollo was able to exclusively lead and commit to the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

Gridtek

In June 2024, Apollo served as Lead Arranger and Administrative Agent on a $345mm first lien term loan to GridTek (“GridTek”) to finance the sponsor’s acquisition of GridTek. GridTek is a repair and maintenance service provider for electric transmission and distribution infrastructure. GridTek provides services in distribution, transmission, substation and storm response. Due to our strong relationship with the sponsor, Apollo was able to lead the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

PDC Brands

In June 2024, Apollo served as Administrative Agent on a $645mm first lien term loan to PDC Brands (“PDC Brands”). PDC Brands develops, markets and sells beauty and personal care products through three main categories: wellness, personal care and fragrance. Due to our strong relationship with the Sponsor, Apollo was able to play a meaningful role in the transaction. ADS participated in the transaction alongside other Apollo-managed investment funds.

1.

For Class S common shares, ADS generated returns of 0.72%, 2.42%, 5.65%, 12.23%, and 7.72% for 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through June 30, 2024 (inception date is February 1, 2022), respectively. For Class D common shares, ADS generated returns of 0.77%, 2.57%, 5.96%, 12.90%, and 13.69% for 1-month, 3-month, year-to-date, 12-month, and annualized inception-to-date returns through June 30, 2024 (inception date is July 1, 2022), respectively.

2.

The annualized distribution rate is calculated by multiplying the sum of the month’s stated base distribution per share and special distribution per share by twelve and dividing the result by the prior month’s NAV per share. The annualized distribution rate, including the distribution declared on July 22, 2024 and excluding the special distribution announced on June 21, 2024, is 8.68% for Class I Common Shares, 7.81% for Class S common shares and 8.42% for Class D common shares as of June 21, 2024.

3.	Excludes investments on non-accrual status.
4.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBTIDA).

5.

Based on latest information tracked on our portfolio companies and excludes certain portfolio companies for which these metrics are not meaningful (for instance, portfolio companies with negative EBITDA). Net loan-to-value is net debt through the respective loan tranche in which the Fund has invested divided by the estimated enterprise value of the portfolio company.

6.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

7.	Includes borrowing base availability under secured financing facilities, cash and net receivables from investments.

Item 8.01.	Other Events.

Net Asset Value and Portfolio Update

The NAV per share of each class of the Fund’s Shares as of June 30, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV as of June 30, 2024
Class I Common Shares	$24.90
Class S Common Shares	$24.90
Class D Common Shares	$24.90

As of June 30, 2024, the Fund’s aggregate NAV was $6.9 billion, the fair value of its investment portfolio was approximately $11.0 billion and it had approximately $4.6 billion of principal debt outstanding, resulting in a debt-to-equity leverage ratio of approximately 0.67x. The Fund’s net leverage ratio as of June 30, 2024 was approximately 0.59x.1

1.

The Fund’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

Status of Offering

The Fund is currently publicly offering on a continuous basis up to $10.0 billion in Shares (the “Offering”). Additionally, the Fund has sold unregistered shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing, reflective of transfers between share classes. The table below does not include Shares sold through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Shares in the Offering and the Private Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Offering:
Class I Common Shares	82,206,983	$2,005,880,153
Class S Common Shares	61,222,475	$1,496,007,187
Class D Common Shares	579,249	$14,098,323
Private Offering:
Class I Common Shares	158,125,469	$3,897,882,557
Class S Common Shares	—	—
Class D Common Shares	—	—

Total Offering and Private Offering *	302,134,176	$7,413,868,219

*	Amounts may not sum due to rounding.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: July 22, 2024	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer and Secretary

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